UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2014

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

On January 16, 2014, Lakes Entertainment, Inc. (“Lakes”) issued a press release announcing that Penn National Gaming, Inc. (“Penn”) recently reported that the Jamul Indian Village of California (“Jamul”) and a wholly owned subsidiary of Penn announced the launch of construction activities at the site of the proposed $360 million Hollywood Casino Jamul on Jamul’s reservation in Jamul, California.

Jamul currently owes Lakes $60 million related to loans made by Lakes to Jamul in prior years under agreements for a potential casino development. Lakes agreed that it will subordinate repayment of such debt until the senior financing is paid in full, but that current interest on the subordinated debt will be paid to Lakes on a quarterly basis when the Hollywood Jamul Casino opens so long as there is no default under the senior financing agreement. When the senior financing is paid in full, Lakes will receive repayment of its outstanding principal and interest.

A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

99.1	Lakes Entertainment, Inc. Press Release dated January 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)

Date: January 17, 2014	/s/ Timothy J. Cope
	Name:	Timothy J. Cope
	Title:	President and Chief Financial Officer